SCHEDULE A
                                    ----------

    To the Trust Instrument of The Victory Portfolios dated December 6, 1995,
                   Amended and Restated as of March 27, 2000

FUND                                                           CLASSES
----                                                           -------
1.    Balanced Fund                                          Classes A and G
2.    Convertible Securities Fund                            Classes A and G
3.    Diversified Stock Fund                                 Classes A, B and G
4.    Equity Income Fund                                     Class A
5.    Established Value Fund                                 Classes A and G
6.    Federal Money Market Fund                              Investor and Select
7.    Financial Reserves Fund                                Class A
8.    Fund for Income                                        Classes A and G
9.    Gradison Government Reserves Fund                      Class G
10.   Growth Fund                                            Classes A and G
11.   Institutional Money Market Fund                        Investor and Select
12.   International Growth Fund                              Class A and G
13.   Intermediate Income Fund                               Classes A and G
14.   Investment Quality Bond Fund                           Classes A and G
15.   Lakefront Fund                                         Class A
16.   LifeChoice Conservative Investor Fund                  Class A
17.   LifeChoice Moderate Investor Fund                      Class A
18.   LifeChoice Growth Investor Fund                        Class A
19.   Limited Term Income Fund                               Class A
20.   Maine Municipal Bond Fund (Short-Intermediate)         Class A
21.   Maine Municipal Bond Fund (Intermediate)               Class A
22.   Michigan Municipal Bond Fund                           Class A
23.   Nasdaq-100 Index Fund                                  Classes A and G
24.   National Municipal Bond Fund                           Classes A and G
25.   National Municipal Bond Fund (Short-Intermediate)      Class A
26.   National Municipal Bond Fund (Long)                    Class A
27.   New York Tax-Free Fund                                 Classes A and G
28.   Ohio Municipal Bond Fund                               Classes A and G
29.   Ohio Municipal Money Market Fund                       Class A
30.   Prime Obligations Fund                                 Class A
31.   Real Estate Investment Fund                            Classes A and G
32.   Small Company Opportunity Fund                         Classes A and G
33.   Special Value Fund                                     Classes A and G
34.   Stock Index Fund                                       Class A and Class G
35.   Tax-Free Money Market Fund                             Class A
36.   U.S. Government Obligations Fund                       Investor and Select
37.   Value Fund                                             Classes A and G

As of May 23, 2000